EXHIBIT 99.1

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         Synergy Resources Sets Fiscal Third Quarter Conference Call for
                     Tuesday, July 10, 2012 at 4:30 p.m. ET

PLATTEVILLE,  Colo., - July 6, 2012 - Synergy  Resources  Corporation (NYSE MKT:
SYRG), a domestic oil and gas exploration and production company focused in the Denver-Julesburg Basin, will hold a conference call on Tuesday, July 10, 2012 at 4:30 p.m. Eastern time to discuss results for its fiscal third quarter ended May 31, 2012. The company plans to file its Form 10-Q and issue its quarterly earnings press release on the day prior to the call.

Synergy Resources President and CEO Ed Holloway, Vice President William Scaff, Jr., and CFO Monty Jennings will host the presentation, followed by a question and answer period.

Date:  Tuesday, July 10, 2012
Time: 4:30 p.m. Eastern time (2:30 p.m. Mountain time)
Dial-In Number: 1-877-941-2068
International: 1-480-629-9712
Conference ID#: 4550558

The conference call will be broadcast simultaneously and available for replay here and via the investor section of the company's web site at www.syrginfo.com.

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Rhonda Sandquist of Synergy Resources at (970) 737-1073. .

A replay of the call will be available after 7:30 p.m. Eastern time on the same day and until August 10, 2012.

Toll-free replay number: 1-877-870-5176
International replay number: 1-858-384-5517
Replay pin #: 4550558

About Synergy Resources Corporation
Synergy Resources Corporation is a domestic oil and natural gas exploration and production company. Synergy's core area of operations is in the Denver-Julesburg Basin, which encompasses Colorado, Wyoming, Kansas, and Nebraska. The Wattenberg field in the D-J Basin ranks as one of the most productive fields in the U.S. The company's corporate offices are located in Platteville, Colorado. More company news and information about Synergy Resources is available at www.SYRGinfo.com.

Company Contact:
Rhonda Sandquist
Synergy Resources Corporation
Tel (970) 737-1073
Email: rsandquist@syrginfo.com

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